Sickbay.com, Inc. and Subsidiaries

                             (Formerly Xetal, Inc.)

                                   Form 10-K

                               September 30, 1999

                                   Exhibit 23

                        Consent of Independent Auditors

To the Board of Directors and Stockholders
Sickbay.com, Inc. and Subsidiaries (formerly Xetal, Inc.)

     We have audited the accompanying consolidated balance sheets of Sickbay.com, Inc. (formerly Xetal, Inc.) and Subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements on our audits.

     We consent to the inclusion of our independent auditors report with respect to such financial statements in the inclusion of the Company's 10-K for the fiscal year ended September 30, 1999.




s/Linder & Linder
-----------------

Linder & Linder
Certified Public Accountants
Dix Hills, New York
December 15, 1999

Dated: March 4, 2000